SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material pursuant to §240.14a-12

GOUVERNEUR BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee paid previously with preliminary materials.

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

January 2, 2025

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Gouverneur Bancorp, Inc. (the “Company”). The annual meeting will be conducted at the Company’s office located at 20 John Street, Gouverneur, New York 13642 on Monday, February 10, 2025 at 10:00 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the annual meeting. Directors and officers of the Company, as well as a representative of Bonadio & Co., LLP, the Company’s independent registered public accounting firm, will be present to respond to appropriate questions of stockholders.

It is important that your shares of Company common stock are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote online or via telephone or to complete and mail a proxy card. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Sincerely,

Robert W. Barlow
President and Chief Executive Officer

42 Church Street

Gouverneur, New York 13642

(315) 287-2600

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m., local time, on Monday, February 10, 2025

PLACE	The Company’s office located at 20 John Street, Gouverneur, New York 13642

ITEMS OF BUSINESS	(1) The election of three directors to serve for a term of three years;

(2) The approval of the Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan;

(3) The ratification of the selection of Bonadio & Co., LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025; and

(4) To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

The Board of Directors is not aware of any other business to come before the annual meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on December 13, 2024.

PROXY VOTING

It is important that your shares of Company common stock be represented and voted at the meeting. You can vote your shares online or via telephone or by completing and returning a proxy card or voting instruction card. Voting instructions are printed on the notice of internet availability of proxy materials sent to you and are included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

Henry J. Leader
Corporate Secretary

Gouverneur, New York
January 2, 2025

Note:	Whether or not you plan to attend the annual meeting, please vote online or via telephone or by marking, signing, dating and promptly returning a proxy card.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Gouverneur Bancorp, Inc. (the “Company”) to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Gouverneur Savings and Loan Association (the “Bank”). The annual meeting will be conducted at the Company’s office located at 20 John Street, Gouverneur, New York, 13642 on Monday, February 10, 2025 at 10:00 a.m., local time.

This proxy statement and the Company’s annual report to stockholders for the year ended September 30, 2024 are available online at www.gouverneurbank.com.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Meeting

You are entitled to vote your shares of Company common stock if the records of the Company show that you held your shares as of the close of business on December 13, 2024. If your shares are held in a stock brokerage account or by a bank or other nominees, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker on how to vote your shares. Your broker, bank or other nominee has enclosed a voting instruction form for you to use in directing it on how to vote your shares.

As of the close of business on December 13, 2024, 1,107,134 shares of Company common stock were outstanding and entitled to vote. Each share of Company common stock has one vote. The Company’s articles of incorporation generally provide that record holders of the Company’s common stock who beneficially own, either directly or indirectly, in excess of 10% of the Company’s outstanding shares are not entitled to any vote with respect to those shares held in excess of the 10% limit. However, a majority of the Company’s disinterested directors may approve a stockholder acquiring and voting in excess of 10% of the Company’s outstanding shares before the stockholder acquires any shares in excess of the 10% limit.

Attending the Annual Meeting

If you are a stockholder as of the close of business on December 13, 2024, you may attend the annual meeting. However, if you hold your shares of Company common stock in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank, broker or other nominee are all examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will need a written proxy in your name from the broker, bank or other nominee who holds your shares.

Advance Voting Methods

Even if you plan to attend the annual meeting, please vote in advance of the meeting using any one of the following advance voting methods:

●	Visit the website listed on your proxy card to vote VIA THE INTERNET;
●	Call the telephone number on your proxy card to vote BY TELEPHONE; or
●	Complete, sign, date and return your proxy card in the enclosed envelope BY MAIL.

Vote Required

The annual meeting will be held only if there is a quorum. A majority of the outstanding shares of Company common stock entitled to vote, represented in person or by proxy, constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares of Company common stock will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of the nominees or withhold votes as to the nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. “Plurality” means that the nominees receiving the largest number of votes cast will be elected up to the maximum number of directors to be elected at the annual meeting. The maximum number of directors to be elected at the annual meeting is three. In the election of directors, votes that are withheld will have no effect on the outcome of the election.

In voting on the approval of the Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan, you may vote in favor of the proposal, vote against the proposal, or abstain from voting.  To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting.  In counting votes on this proposal, abstentions and broker non-votes will have no impact on the outcome of the proposal.

In voting on the ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting. In counting votes on this proposal, abstentions and broker non-votes will have no impact on the outcome of the proposal.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” are not considered “votes cast” and will therefore have no effect on the outcome of any vote taken at the annual meeting. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes will be counted for purposes of determining the existence of a quorum.

Effect of Not Casting Your Vote

If you hold your shares of Company common stock in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1) or with respect to the approval of the Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan (Proposal 2).

Current regulations restrict the ability of your bank or broker to vote your uninstructed shares in the election of directors and other matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. These are referred to as broker non-votes. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 3). If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you vote online or by telephone, or if you sign, date, and return a proxy card without giving voting instructions, your shares of Company common stock will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote:

●	“FOR” each of the nominees for director;
●	“FOR” the approval of the Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan; and
●	“FOR” the ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm.

If any matter not described in this proxy statement is properly presented at the annual meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the annual meeting is postponed or adjourned, your shares of Company common stock may also be voted by the persons named in the proxy card on the new meeting date, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must either advise the Corporate Secretary of the Company in writing before your shares of Company common stock have been voted at the annual meeting, deliver a later-dated valid proxy or attend the meeting and vote your shares. In addition, if you voted by telephone or via the Internet, you may revoke your vote by following the instructions provided for each. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your shares of Company common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions by telephone or by the Internet. Please see the instruction form provided by your broker, bank or other nominee. If you wish to change your voting instructions after you have returned your voting instruction form to your broker, bank or other nominees, you must contact your broker, bank or other nominee.

If you have any questions about voting, please contact our proxy solicitor, Laurel Hill Advisory Group, LLC, toll free, at (888) 742-1305, or for banks and brokers at (516) 933-3100.

Participants in the Bank’s Employee Stock Ownership Plan

If you are a participant in the Gouverneur Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”) and shares of Company common stock held in the ESOP Trust have been allocated to your ESOP account, you will receive a voting instruction card that reflects all shares you may direct the ESOP trustee to vote under the ESOP.  The ESOP trustee is responsible for voting all of the shares of Company common stock held in the ESOP Trust, based on participant instructions. The voting instruction card enables each ESOP participant to direct the ESOP trustee how to vote the shares of Company common stock allocated to the participant’s ESOP account. Unallocated shares and allocated shares for which no timely voting instructions are received and shares of Company common stock for which a participant elected to abstain from voting, will be voted by the ESOP trustee in the same proportion on each of the proposals as the shares held by participants in the ESOP voted for and against on each proposal for which voting instructions were timely received.

CORPORATE GOVERNANCE

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Guidelines

The Company has adopted a corporate governance policy to govern certain of its activities including, but not limited to: (1) the duties and responsibilities of each director; (2) the composition, duties and responsibilities and operation of the Board of Directors; (3) the selection of the Company’s President and Chief Executive Officer; (4) the establishment and operation of Board committees; (5) succession planning; (6) convening executive sessions of independent directors; (7) the Board of Directors’ interaction with management and third parties; (8) the distribution of Board materials in advance of meetings; (9) the review of director compensation; (10) the evaluation of the performance of the Board of Directors and of the President and Chief Executive Officer; and (11) the orientation of new directors and continuing education.

Code of Ethics

The Board of Directors of the Company has adopted a Code of Ethics for Senior Officers for the principal executive officer, principal financial officer, principal accounting officer and all persons performing similar functions. The code of ethics is designed to deter wrongdoing and to promote honest and ethical conduct, the avoidance of conflicts of interest, full and accurate disclosure and compliance with all applicable laws, rules and regulations. The code of ethics is available on the Company’s website (www.gouverneurbank.com) under the section of the website captioned “Investor Relations.”

Insider Trading Policy

The Company’s Board of Directors has adopted an insider trading policy governing the purchase, sale, and other transactions in the Company’s securities by directors, officers and employees of the Company.  The Company believes its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations. The Company’s insider trading policy is filed as an exhibit to our Annual Report on Form 10-K.

The Company’s insider trading policy prohibits directors and executive officers of the Company from purchasing shares of our common stock on margin, from borrowing against any account in which Company securities are held and from pledging Company securities as collateral for any loan.  An exception to this prohibition may be granted when a person wishes to pledge Company securities as collateral for a loan from a third party (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities.

The Company’s insider trading policy also provides that no director, officer or employee of the Company may enter into hedging or similar transactions that are designed to offset any decrease in the market value of the Company’s securities.

Board Leadership Structure

Our Board of Directors has determined that the separation of the offices of Chairman of the Board and President and Chief Executive Officer enhances Board independence and oversight. Moreover, the separation of the positions of Chairman of the Board and President and Chief Executive Officer enables the President and Chief Executive Officer to focus on his responsibilities of running, expanding and strengthening our franchise while enabling the Chairman of the Board to lead Board of Directors in its fundamental role of providing advice to and oversight of management. Consistent with this determination, David C. McClure serves as Chairman of the Board and Robert W. Barlow serves as President and Chief Executive Officer.

Board’s Role in Risk Oversight

A fundamental part of our risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us as an enterprise. The involvement of the full Board of Directors in helping to set our business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for our enterprise. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of our financial reporting and internal controls, as well as our compliance with legal and regulatory requirements. Our Compensation Committee reviews our compensation policies and practices to help ensure there is a direct relationship between pay levels and corporate performance and return to stockholders.

Meetings and Committees of the Board of Directors

The Company and the Bank conduct business through meetings of their Boards of Directors and their committees. The Company’s Board of Directors held twelve regular monthly meetings and no special meetings during the fiscal year ended September 30, 2024, and the Bank’s Board of Directors held twelve regular monthly meetings and no special meetings during the fiscal year ended September 30, 2024. No director attended fewer than 75% of the total meetings of the Board of Directors of the Company and the committees on which such director served during the fiscal year ended September 30, 2024.

The following table identifies our standing committees and their members as of September 30, 2024. All members of the Audit Committee, Compensation Committee and Nominating Committee are independent in accordance with the listing standards of the Nasdaq Stock Market, which we voluntarily choose to follow, and the rules and regulations of the Securities and Exchange Commission.

Nominating
and Corporate
	Audit	Compensation	Governance
Director	Committee	Committee	Committee
Robert W. Barlow
Clara P. Cummings	X	X*
Henry J. Leader
John N. Mason	X
David C. McClure		X
Timothy J. Monroe			X*
Amy M. Rapholz	X*		X
Chad B. Soper		X	X
Number of Meetings in Fiscal 2024	4	2	1

*	Denotes committee chairperson.

Audit Committee.  The Audit Committee meets periodically with our independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board of Directors has determined that Amy M. Rapholz is an “audit committee financial expert,” as such term is defined by the rules and regulations of the Securities and Exchange Commission. Ms. Rapholz is independent under the listing standards of the Nasdaq Stock Market, which we voluntarily choose to follow. The Audit Committee acts under a written charter, a copy of which is available on the Company’s website (www.gouverneurbank.com).

Compensation Committee.  The Compensation Committee is responsible for human resource policies, salaries and benefits, incentive compensation, executive development and management succession planning. It also handles policies relating to nondiscriminatory employment practices, including those related to hiring, compensation and promotion. The Compensation Committee reviews all compensation components for our President and Chief Executive Officer and named executive officers, as well as reviews our executive and employee compensation programs and director compensation. The committee considers our financial performance, stockholder return, competitive market values, and the compensation of our President and Chief Executive Officer and named executive officers over recent years when determining appropriate compensation for the President and Chief Executive Officer and our named executive officers. In setting executive compensation, the committee ensures that a significant portion of compensation is connected to and aligned with the long-term interest of stockholders. In its oversight of employee compensation programs, prior to making its recommendation to the Board of Directors, the Compensation Committee reviews recommendations from the President and Chief Executive Officer and other applicable executive officers. Decisions by the Compensation Committee with respect to the compensation levels are approved by the full Board of directors. The Compensation Committee acts under a written charter, a copy of which is available on the Company’s website (www.gouverneurbank.com).

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for the annual selection of the Board of Directors’ nominees for election as directors and developing and implementing policies and practices relating to corporate governance, including implementation of and monitoring adherence to the Company’s corporate governance policy. The Nominating and Corporate Governance Committee acts under a written charter, a copy of which is available on the Company’s website (www.gouverneurbank.com).

Minimum Qualifications for Directors. The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s Bylaws, which include an age limitation, a stock ownership requirement and a requirement that the candidate have not been subject to certain criminal or regulatory actions. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Nominating and Corporate Governance Committee will consider the following criteria in selecting nominees: contributions to the range of talent, skill and expertise appropriate for the Board; financial, regulatory and business experience; knowledge of the banking and financial services industries; familiarity with the operations of public companies and ability to read and understand financial statements; familiarity with the Company’s market area and participation in and ties to local businesses and local civic, charitable and religious organizations; personal and professional integrity, honesty and reputation; ability to represent the best interests of the stockholders of the Company and the best interests of the Bank; ability to devote sufficient time and energy to the performance of his or her duties; independence; current equity holdings in the Company; and any other factors the Nominating and Corporate Governance Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Nominating and Corporate Governance Committee seeks to create a Board that is strong in its collective knowledge and that has a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, business operations and judgment, industry knowledge and corporate governance.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Director Nomination Process. The process that the Nominating and Corporate Governance Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as their knowledge of members of the communities served by the Bank. The Nominating and Corporate Governance Committee also will consider director candidates recommended by stockholders in accordance with the policy and procedures set forth below. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the Nominating and Corporate Governance Committee will conduct a check of the individual’s background and interview the candidate to further assess the qualities of the prospective nominees and the contributions he or she would make to the Board.

Consideration of Recommendations by Stockholders. It is the policy of the Nominating and Corporate Governance Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Nominating and Corporate Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Nominating and Corporate Governance Committee’s resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders. To submit a recommendation for a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, at the main office of the Company:

1.	The name of the person recommended as a director candidate;
2.	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;
3.	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
4.	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and
5.	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of stockholders, the recommendation must be received by the Nominating and Corporate Governance Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, advanced by one year.

Attendance at the Annual Meeting

The Board of Directors encourages directors to attend the Company’s annual meetings of stockholders. All of the Company’s directors attended the Company’s 2024 annual meeting of stockholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company is comprised of eight individuals who are elected for terms of three years, approximately one-third of whom are elected annually. All of our directors are independent under the listing requirements of the Nasdaq Stock Market, Inc., which we voluntarily choose to follow, except for Robert W. Barlow, who currently serves as the Company’s President and Chief Executive Officer. In determining the independence of our directors, the Board of Directors considered transactions, relationships or arrangements between us and our directors, including lending relationships, that are not required to be reported under “Other Information— Transactions With Related Persons” below, including loans and deposit accounts that our directors maintain at the Bank.

At the annual meeting, stockholders will elect three directors to each serve a term of three years. The nominees for election to serve a three-year term are Robert W. Barlow, David C. McClure and Amy M. Rapholz, each of whom are current directors of the Company and the Bank.

Unless you indicate on your proxy card that your shares should not be voted for certain directors, the Board of Directors intends that the proxies solicited by it will be voted for the election of all of the Board’s nominees. If any nominee is unable to serve, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board Directors knows of no reason why any nominee might be unable to serve.

Information regarding the nominees and the directors of the Company continuing in office is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of September 30, 2024 and the indicated period of service as a director includes service as a director of the Bank. Based on their respective experiences, qualifications, attributes, and skills set forth below, the Board of Directors has determined that each current director and nominee should serve as a director.

The Board of Directors recommends that you vote “FOR” the election of all nominees.

Nominees for Election as Directors

Nominees for a Three-Year Term:

Robert W. Barlow has served as the President and Chief Executive Officer of the Company and the Bank since March 2024. Mr. Barlow previously served as Vice President of Commercial and Residential Lending for Northern Credit Union, located in Watertown, New York, from September 2019 to March 2024. Prior to that time, Mr. Barlow was the Member Business Lending Officer and Team Lead for SeaComm Federal Credit Union, located in Massena, New York, from July 2016 to September 2019. Mr. Barlow also served as Vice President and Branch Manager for First Niagara Bank, N.A. from August 2009 to July 2016.  On May 31, 2018, Mr. Barlow filed for personal bankruptcy through the filing of a Chapter 7 bankruptcy petition in New York federal court.  Mr. Barlow’s service as our President and Chief Executive Officer, as well as his significant financial services experience in the Bank’s local market area, provides the Board of Directors with valuable insight regarding the operations of the Bank and the markets in which we operate. Age 36.  Director since 2024.

David C. McClure serves as the Chairman of our Board of Directors and has served as a Vice President of KPH Healthcare Services in various capacities since 1993, where he became Vice President of Real Estate in 2008 and Executive Vice President for the company in 2022. Mr. McClure has been a member of the board of directors of KPH Healthcare since 1993 and is also currently President of the Kinney Drugs Foundation. He is a past member of the Gouverneur EJ Noble Hospital board of trustees. As a result of his local business operations, Mr. McClure has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the Board of Directors. Age 65. Director since 2016.

Amy M. Rapholz has been a senior accountant with the accounting firm of Stackel & Navarra, CPA PC in Watertown, New York since 2015. In 1984, Ms. Rapholz joined the accounting firm of Robb, Dowling and Adams in Watertown, New York, which later became Morrow & Poulsen and then Poulsen & Podvin. In January of 2014 the firm merged with Bowers and Company PLLC located in Syracuse, New York. Ms. Rapholz left the firm in February 2015 to begin her current role as a senior accountant at Stackel & Navarra, CPA PC. As a senior accountant, Ms. Rapholz provides the Board of Directors with significant experience regarding financial and accounting matters. Age 60. Director since 2019.

Directors Continuing in Office

The following directors have terms ending in 2026:

Henry J. Leader has been a Partner in Case & Leader LLP, a law firm in Gouverneur, New York, since 1988. He has been Secretary of the Company since its formation and been Secretary of the Bank since 2010. Mr. Leader is a member of the Gouverneur Foundation Board and serves as legal counsel to several Towns and Villages in Jefferson and St. Lawrence Counties. Mr. Leader serves as local attorney for the Gouverneur Central School District and several local corporate entities. He is an ordained Deacon with the Roman Catholic Diocese of Ogdensburg and serves the parish of St. James Church in Gouverneur. Mr. Leader’s extensive legal experience provides the Board of Directors with valuable experience regarding legal matters associated with our operations. Age 62. Director since 2009.

Chad B. Soper is President and owner of Cooke Sand & Gravel, Inc., with over thirty-five years of experience in the mining and concrete industry. He served as Vice President of Cooke Sand & Gravel, Inc. from 1984 to 2004, when he became President. As a result of his local business operations, Mr. Soper has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the Board of Directors. Age 58. Director since 2015.

The following directors have terms ending in 2027:

Clara P. Cummings graduated from Clarkson University with a Bachelor of Science in Accounting and a Master of Science in Teaching from SUNY Potsdam. She was hired as an accountant at Zinc Corporation of America in 1997, continued with St. Lawrence Zinc Corporation in 2006 and upon revitalization of the mine in 2017, was named Human Resource Director of Empire State Mines, LLC. Mrs. Cummings is an active member of the community and currently serves as a member of the Gouverneur Central School’s Shared Decision-Making Team, holds the position of Parish Council Member and Education Council Member at St. James Parish and School and is a member of the Gouverneur Hospital Auxiliary. Mrs. Cummings has extensive ties to our market area, as well as valuable business and leadership experience that she brings to the Board of Directors. Age 49. Director since 2021.

John N. Mason has owned and operated a residential plumbing business, John N. Mason Plumbing, since 1987 and, in 2014, Mr. Mason retired as a corrections officer after 25 years of service with the New York State Department of Corrections. Prior to joining the Board of Directors in 2022, Mr. Mason served as a director of Citizens Bank of Cape Vincent until its merger with the Bank on September 16, 2022. Mr. Mason has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the Board of Directors. Age 58. Director since 2022.

Timothy J. Monroe is a veterinarian in private practice in Gouverneur, New York and the proprietor of the Northland Veterinary Hospital in Gouverneur, New York. Dr. Monroe served as the Chairman of our Board of Directors from March 2015 to February 2017. Dr. Monroe was an elected Councilman for the Town of Gouverneur for twenty-four years, has served as a board member of Gouverneur EJ Noble Hospital, and was a member of the board of directors of a local public television station. Dr. Monroe also served as a member of the St. Lawrence County Board of Health and as a trustee and parish council member of the St. James Church in Gouverneur. Dr. Monroe has extensive ties to our market area, as well as valuable business and leadership experience that he brings to the Board of Directors. Age 72. Director since 1999.

Executive Officers Who Are Not Also Directors

Below is information regarding our executive officers who are not also a director. Each executive officer has held his or her current position for the period indicated below. Ages presented are as of September 30, 2024.

James D. Campanaro has served as the Vice President and Chief Financial Officer of the Company and Bank since May 2024. He began his career at the Bank in January 2017 as an accountant and advanced to senior accountant by June 2022. In December 2023, he was promoted to Vice President of Accounting. Mr. Campanaro holds a Bachelor's degree in Accounting and an MBA in Accounting from Alfred University, where he was inducted into the Pacioli Honor Society in Accounting. He earned the Certified Management Accountant (CMA) designation in July 2021 and the Certified in Strategy and Competitive Analysis (CSCA) certification in November 2021, both from the Institute of Management Accountants (IMA). He is an active member of the IMA and the Financial Managers Society (FMS), demonstrating his dedication to financial management and strategic analysis. Age 30.

Sadie M. Hall was hired as an accountant with the Bank in September 2012 and was named Compliance Officer and Assistant Vice President in February 2015. Mrs. Hall was also named Vice President in January 2021 and, in December 2023, was also appointed to serve as Chief Operating Officer of the Company and the Bank effective as of January 3, 2024. She earned the Certified Regulatory Compliance Manager designation in May 2018 also currently serves as the BSA/OFAC Officer for the Bank. Mrs. Hall is a member of the Clifton Fine Hospital board and the Samaritan Medical Center Board of Trustees. In addition, Mrs. Hall is part owner of AJs Portables LLC in Lisbon, New York. Age 34.

PROPOSAL 2 – APPROVAL OF GOUVERNEUR BANCORP, INC. 2025 EQUITY INCENTIVE PLAN

The Board of Directors has adopted, subject to stockholder approval, the Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”). The Board of Directors believes the adoption of the 2025 Equity Incentive Plan is in the best interests of the Company and its stockholders as a means of providing the Company and the Bank with the ability to retain, reward, attract and incentivize employees and directors in order to promote growth, improve performance and further align their interests with those of stockholders of the Company through the ownership of an equity interest in the Company.

Why We Are Seeking Approval of the 2025 Equity Incentive Plan

We often compete for management and board talent with companies that offer equity compensation as part of their overall compensation program. By approving the 2025 Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly-qualified employees and directors by offering competitive compensation programs linked, in part, to the performance of our common stock. In addition, the 2025 Equity Incentive Plan will further align the interests of our directors and employees with the interests of our stockholders by potentially increasing their equity ownership in the Company.

We completed our second-step, mutual-to-stock conversion in October 2023. As part of the second-step conversion, we sold 723,068 shares of common stock and raised approximately $7.23 million in gross proceeds from the stock offering. A substantial majority of financial institutions that complete a conversion have adopted equity-based incentive plans. In our offering prospectus, we indicated our intent to adopt an equity incentive plan at some point following the conversion and described the regulatory requirements potentially applicable to an equity plan. Our prospectus also included the pro forma effect of awards granted under a future equity incentive plan.

Highlights of the 2025 Equity Incentive Plan

•	Share Reserve is Consistent with Industry Standards. In determining the size of the share reserve of the 2025 Equity Incentive Plan, the Board of Directors and the Compensation Committee considered a number of factors, including: (i) industry practices related to the adoption of equity-incentive plans by financial institutions following a conversion and (ii) applicable banking regulations related to the adoption of equity-incentive plans by converted financial institutions in certain circumstances. Accordingly, under the 2025 Equity Incentive Plan, the maximum number of shares of common stock available for the grant of stock options equals 10% of the number of shares of common stock sold in the stock offering (72,307 shares) and the maximum number of shares of common stock that may be awarded as restricted stock or restricted stock units equals 4% of the number of shares of sold in the offering (28,923).
•	Minimum Vesting Periods for Awards. Subject to limited exceptions for death, disability or an involuntary termination without cause at or following a change in control, the 2025 Equity Incentive Plan requires that at least 95% of the awards granted under the plan vest not more rapidly than over a period of one year.
•	Limits on Grants to Directors and Employees. Under the 2025 Equity Incentive Plan, the maximum award to any one non-employee director is 5% of the shares reserved for the grant of stock options (30% in the aggregate for all non-employee directors) and 5% of the shares reserved for the award of restricted stock or restricted stock units (30% in the aggregate for all non-employee directors). The maximum number of stock options that may be awarded to any one employee and the maximum number of shares of restricted stock (or restricted stock units) that may be awarded to any one employee is 25% of the shares available under the plan for the grant of stock options and shares of restricted stock (or restricted stock units), respectively.
•	Share Counting. The 2025 Equity Incentive Plan provides that, if an individual forfeits an option or award or if the period to exercise an option expires, the shares covered by the option or award will again become available for future grants. Shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grants.
•	No Repricing. The 2025 Equity Incentive Plan prohibits repricing and the exchange of underwater options for cash or shares without stockholder approval.

•	No Single-Trigger Vesting Upon a Change in Control. The 2025 Equity Incentive Plan requires “double trigger” vesting of awards upon a change in control, requiring both a change in control plus an involuntary termination or a resignation for “good reason,” except to extent an acquiror does not assume the awards.
•	Subject to Company Significant Company Policies. Awards under the 2025 Equity Incentive Plan are subject to the Company’s clawback policies as well as the Company’s trading policy restrictions and hedging/pledging policy restrictions.

General

The following information summarizes the material features of the 2025 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2025 Equity Incentive Plan, which is attached hereto as Appendix A. If there is a conflict between the terms of this disclosure and the terms of the 2025 Equity Incentive Plan, the terms of the 2025 Equity Incentive Plan will control.

Subject to permitted adjustments for certain corporate transactions, the 2025 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 101,230 shares of the Company’s common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of common stock we may issue under the 2025 Equity Incentive Plan pursuant to the exercise of stock options is 72,307 shares, and the maximum number of shares of common stock we may issue as restricted stock awards or restricted stock units is 28,923 shares. These amounts represent 10% and 4%, respectively, of the number of shares of common stock issued and sold in the stock offering.

The Compensation Committee will administer the 2025 Equity Incentive Plan. The Compensation Committee has full and exclusive power within the limitations set forth in the 2025 Equity Incentive Plan to make all decisions and determinations regarding: (1) the selection of participants and the granting of awards; (2) establishing the terms and conditions relating to each award; (3) adopting rules, regulations and guidelines for carrying out the purposes of the plan; and (4) interpreting the provisions of the plan and award agreements. The 2025 Equity Incentive Plan also permits the Compensation Committee to delegate all or part of its responsibilities and powers to any person or persons selected by it. The Compensation Committee may, subject to the limitations set forth in the 2025 Equity Incentive Plan, grant stock options and awards of restricted stock or restricted stock units to themselves and other directors.

The Compensation Committee may not accelerate the vesting of awards to avoid the one-year minimum vesting requirement specified in the plan, except in the event of death, disability or an involuntary termination without cause at or following a change in control. Subject to the foregoing prohibition, the Compensation Committee has the authority to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an award at any time after the grant of the award or to extend the time period to exercise a stock option, provided the extension complies with Section 409A of the Internal Revenue Code.

Eligibility

All employees, directors and service providers of the Company and its subsidiaries, including Gouverneur Savings and Loan Association, are eligible to receive awards under the 2025 Equity Incentive Plan, except that non-employees may not receive incentive stock options under the plan. As of December 13, 2024, there were seven non-employee directors (not including Charles C. Van Vleet, Jr., who will retire as a director of the Company effective as of December 31, 2024 and will not be eligible to receive awards under the 2025 Equity Incentive Plan) and forty-two employees of the Company and the Bank eligible to receive awards under the 2025 Equity Incentive Plan.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the 2025 Equity Incentive Plan. Awards will be evidenced by award agreements approved by the Compensation Committee and delivered to participants. The award agreements will set forth the terms and conditions of each award. The Compensation Committee may grant incentive and non-qualified stock options, restricted stock awards and restricted stock units under the plan.

Stock Options. A stock option gives the holder the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of the common stock on the date of grant. For purposes of the 2025 Equity Incentive Plan, “fair market value” means, if the common stock of the Company is listed on a securities exchange, the closing sales price of the common stock or, if the common stock was not traded on a specific date, then on the immediately preceding date on which sales were reported. If the common stock is not traded on a securities exchange, the Compensation Committee will determine the fair market value in good faith and on the basis of objective criteria consistent with the requirements of the Internal Revenue Code. Stock Options may not have a term longer than ten years from the date of grant.

Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code. Only employees are eligible to receive incentive stock options. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise.  Stock option awards are subject to vesting conditions and restrictions as determined by the Compensation Committee.

Restricted Stock. A restricted stock award is a grant of common stock to a participant for no consideration, or any minimum consideration that may be required by applicable law. Restricted stock awards under the 2025 Equity Incentive Plan will be granted only in whole shares of common stock and will be subject to vesting conditions and other restrictions established by the Compensation Committee consistent with the 2025 Equity Incentive Plan. Before awards vest, unless otherwise determined by the Compensation Committee, the recipient of a restricted stock award may exercise voting rights with respect to the common stock subject to the award. Unless otherwise determined by the Compensation Committee, cash dividends paid on unvested awards will be distributed to the participant at the time the dividend is paid on the underlying common stock.

Restricted Stock Units. Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of common stock. However, unlike a restricted stock award, no shares of stock are transferred to the participant and no stockholder rights are available until certain requirements or conditions associated with the award are satisfied. The limitation on the number of restricted stock awards available under the 2025 Equity Incentive Plan also applies to restricted stock units.

Limitations on Awards Under the Equity Incentive Plan

The following limits apply to awards under the 2025 Equity Incentive Plan:

●	The maximum number of shares of common stock available for awards under the 2025 Equity Incentive Plan is 101,230 shares, of which up to 72,307 shares of common stock may be delivered pursuant to the exercise of stock options and 28,923 shares of common stock may be issued pursuant to restricted stock awards or restricted stock units.
●	The maximum number of shares of common stock that may be delivered to any one employee pursuant to the exercise of stock options and pursuant to restricted stock awards or restricted stock units is 18,077 shares and 7,231 shares, respectively (all of which may be granted in any one calendar year). These maximum amounts represent 25% of the maximum number of shares of common stock that may be delivered pursuant to the exercise of stock options and 25% of the number of shares of common stock that may be issued pursuant to restricted stock awards or restricted stock units.
●	The maximum number of shares of common stock that may be delivered to any one non-employee director pursuant to the exercise of stock options and the issuance of restricted stock awards or restricted stock units is 3,615 shares and 1,446 shares, respectively (all of which may be granted in any one calendar year). These maximum amounts represent 5% of the maximum number of shares of common stock that may be delivered pursuant to the exercise of stock options and 5% of the maximum number of shares of common stock that may be issued pursuant to restricted stock awards or restricted stock units. The Compensation Committee may, subject to these limitations and any other applicable limitations set forth in the 2025 Equity Incentive Plan, grant stock options and awards of restricted stock or restricted stock units to themselves and other members of the Board of Directors.
●	The maximum number of shares of common stock that may be delivered to all non-employee directors, in the aggregate, pursuant to the exercise of stock options and the issuance of restricted stock awards or restricted stock units is 21,692 shares and 8,677 shares, respectively (all of which may be granted in any one calendar year). These maximum amounts represent 30% of the maximum number of shares of common stock that may be delivered pursuant to the exercise of stock options and 30% of the maximum number of shares of common stock that may be issued pursuant to restricted stock awards or restricted stock units.
●	Non-employee directors, listed below, who are in the service of the Company as of the annual stockholder meeting will automatically receive initial grants of 2,712 stock options (which represents approximately 5.0% of the maximum number of stock options available for grant) and either 1,239 or 1,240 restricted stock awards (which represents approximately 5.0% of the maximum number of restricted stock awards available for grant). The awards will vest at the rate of 20% per year commencing on the first anniversary of the date of grant.

If there is a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split or other special and nonrecurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination or exchange of shares), the Compensation Committee will, in an equitable manner, adjust the number and kind of securities available for grants of stock options, restricted stock awards or restricted stock units, the number and kind of securities that may be delivered or deliverable with respect to outstanding stock options, restricted stock awards and restricted stock units, and the exercise price of stock options.

In addition, the Compensation Committee is authorized to make certain other adjustments to the terms and conditions of stock options, restricted stock awards and restricted stock units consistent with the terms of the plan.

Prohibition Against Repricing of Options. The 2025 Equity Incentive Plan provides that neither the Compensation Committee nor the Board of Directors may make any adjustment or amendment to the plan or an award that reduces or would have the effect of reducing the exercise price of a previously granted stock option.

Prohibition on Transfer. Generally, all awards, except non-qualified stock options, granted under the 2025 Equity Incentive Plan are not transferable, except by will or in accordance with the laws of intestate succession. Awards may be transferable pursuant to a qualified domestic relations order. At the Compensation Committee’s sole discretion, an individual may transfer non-qualified stock options for valid estate planning purposes in a manner consistent with the Internal Revenue Code and federal securities laws. During the life of the participant, only the participant may exercise stock options. However, a participant may designate a beneficiary to exercise stock options or receive any rights that may exist upon the participant’s death with respect to awards granted under the 2025 Equity Incentive Plan.

Performance Measures

The Compensation Committee may use performance measures for vesting purposes with respect to awards granted under the 2025 Equity Incentive Plan.  The Compensation Committee may select measures that relate to the performance of the Company as a whole or of any one or more subsidiaries or business units and may measure performance relative to a peer group, an index or a business plan or individual performance. Performance measures may be considered as absolute measures or changes in measures. In establishing performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items.

Dividend Equivalents

The Compensation Committee is authorized to grant dividend equivalents with respect to restricted stock units available under the 2025 Equity Incentive Plan. A dividend equivalent right confers on the participant the right to receive payments equal to cash dividends or distributions with respect to all or a portion of the number of shares of stock subject to the award. Unless otherwise determined by the Compensation Committee, the dividend equivalent right will be paid at the time the dividend is paid on the underlying common stock.

Vesting of Awards

The Compensation Committee will specify the vesting schedule or conditions of each award.  If the vesting of an award under the 2025 Equity Incentive Plan is conditioned on the completion of a specified period of service with the Company or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting will be determined by the Compensation Committee. Notwithstanding anything to the contrary in the 2025 Equity Incentive Plan, at least 95% of the awards available under the plan may not vest more rapidly than over a period of one year, unless accelerated due to death, disability or an involuntary termination of employment or service at or following a change in control. Unless otherwise determined by the Compensation Committee, vesting will accelerate upon death, disability, an involuntary termination of employment or service at or following a change in control or, subject to the foregoing requirements and in a manner consistent with the plan, at the discretion of the Compensation Committee.

Unless otherwise provided in an award agreement, at the time of an involuntary termination of employment or service at or following a change in control, all stock options then held by the participant will become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the stock option). All stock options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no stock option will be eligible for treatment as an incentive stock option if the individual exercises the stock option more than three months following involuntary termination of employment. At the time of an involuntary termination of employment or service at or following a change in control, all awards of restricted stock and restricted stock units will immediately become fully vested. If there is a change in control, any performance measures will be deemed satisfied at the “target” level as of the date of the change in control and vest pro-rata based on the portion of the performance period elapsed at the date of the change in control, unless data supports and the Compensation Committee certifies that the performance measures have been achieved at a level higher than the target level as of the effective date of the change in control, in which case, the performance award will vest at the higher level.  Notwithstanding the foregoing, if an acquiring corporation of the Company fails to assume the awards granted under the 2025 Equity Incentive Plan or fails to convert the awards to awards for the acquiring corporation’s stock options, restricted stock or restricted stock units, the awards will vest immediately at the effective time of the change in control.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the 2025 Equity Incentive Plan or any award granted under the 2025 Equity Incentive Plan, provided that, except as provided in the plan, no amendment or termination may adversely impair the rights of a participant or beneficiary under an award without the participant’s (or the affected beneficiary’s) written consent. The Board of Directors may not amend the 2025 Equity Incentive Plan to materially increase the benefits accruing to participants under the plan, materially increase the aggregate number of securities that may be issued under the plan (other than as provided in the 2025 Equity Incentive Plan), or materially modify the requirements for participation in the plan, without approval of stockholders. Notwithstanding the foregoing, the Compensation Committee may amend the 2025 Equity Incentive Plan or any award agreement, to take effect retroactively or otherwise, to conform the plan or an award agreement to current or future law or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the 2025 Equity Incentive Plan, or the making of the award affected thereby, which, in the sole discretion of the Compensation Committee, may materially and adversely affect the financial condition or results of operations of the Company.

Duration of Plan

The 2025 Equity Incentive Plan will become effective upon approval by the stockholders at the annual stockholder meeting. The 2025 Equity Incentive Plan will remain in effect as long as any award under it is outstanding; however, no awards may be granted under the 2025 Equity Incentive Plan on or after the ten-year anniversary of the effective date of the plan. As discussed above, at any time, the Board of Directors may terminate the 2025 Equity Incentive Plan.

Federal Income Tax Considerations

The following is a summary of the current federal income tax consequences with respect to awards under the 2025 Equity Incentive Plan:

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the individual upon disposition of the acquired shares will be treated as capital gains and losses, with the cost basis in the shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option also will not result in taxable income to the participant, provided the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months before the date of exercise (one year before the date of exercise if the participant becomes disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of the stock option, then, upon disposition of the acquired shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price. If these holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of: (1) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant will not realize taxable income at the time of the grant of restricted stock, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will recognize ordinary income in an amount equal to the then fair market value of those shares and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant, and the Company will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Restricted Stock Unit. A participant who has been granted a restricted stock unit will not realize taxable income as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is extinguished and the award is settled, the tax consequences for restricted stock awards (see paragraph above) will be recognized. A restricted stock unit does not have voting rights or dividend rights. However, the Compensation Committee may grant dividend equivalent rights. Since no stock is transferred to the participant on the grant date of the restricted stock unit, an election to have the restricted stock unit taxed at the grant date cannot be made since Section 83(b) of the Internal Revenue Code requires a transfer of stock.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy tax withholding requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards to satisfy the tax withholding requirements, provided the withholding does not trigger adverse accounting consequences.

Change in Control. Any acceleration of the vesting or payment of awards under the 2025 Equity Incentive Plan in the event of a change in control or termination of employment or service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude a deduction by the Company with respect to the awards.

Tax Advice. The preceding discussion is based on federal tax laws and regulations currently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2025 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2025 Equity Incentive Plan. The Company suggests participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them.

Accounting Treatment

Under Financial Accounting Standards Board Accounting Standards Codification Topic 718, the Company is required to recognize compensation expense on its income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock).

Awards to be Granted

The Board of Directors has adopted the 2025 Equity Incentive Plan, contingent upon stockholder approval. If the 2025 Equity Incentive Plan is approved by stockholders, the Compensation Committee may meet promptly after stockholder approval or at a later time to determine the specific terms of the awards, including the allocation of awards to executive officers, employees, and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of any awards.

Clawback Policy

The 2025 Equity Incentive Plan provides that if the Company is required to prepare an accounting restatement due to its material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or who, if applicable, is subject to clawback under Section 954 of the Dodd-Frank Act must reimburse the Company with the required amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, awards granted under the 2025 Equity Incentive Plan are subject to any clawback policy adopted by the Board of Directors.

Initial Grants to Non-Employee Directors

Non-employee directors who are in the service of the Company on the date of the annual meeting will automatically be granted the following stock options and restricted stock awards, on or about February 11, 2025, provided that stockholders approve the 2025 Equity Incentive Plan:

Restricted Stock Awards

Non-Employee Director	Dollar Value (1)	Number of Awards
Clara P. Cummings	$16,107	1,239
Henry J. Leader	16,120	1,240
John N. Mason	16,107	1,239
David C. McClure	16,120	1,240
Timothy J. Monroe	16,120	1,240
Amy M. Rapholz	16,107	1,239
Chad B. Soper	16,120	1,240

Non-Employee Directors as a Group	$112,801	8,677

(1)	Amounts are based on the fair market value of the Company common stock on December 17, 2024 (the latest practicable date before the printing of this proxy statement) of $13.00 per share. The actual value of the awards is not determinable since their value will depend upon the fair market value of the Company common stock on the date of grant.

Stock Option Awards

Non-Employee Director	Dollar Value (1)	Number of Awards
Clara P. Cummings		2,712
Henry J. Leader		2,712
John N. Mason		2,712
David C. McClure		2,712
Timothy J. Monroe		2,712
Amy M. Rapholz		2,712
Chad B. Soper		2,712

Non-Employee Directors as a Group		18,984

(1)	Amounts are not determinable because the actual value of the stock options realized will depend on the extent to which the fair market value of the Company’s common stock exceeds the exercise price of the stock option on the date of exercise.

These grants will vest over a five-year period, with 20% becoming vested after the completion of one year of service following the date of grant and then 20% percent becoming vested each year of continued service thereafter for the next four years, subject to accelerated vesting upon death, disability, or an involuntary termination of service at or following a change in control. The exercise price of the stock options will equal the fair market value of the Company’s common stock on the date of grant.

The Compensation Committee believes the proposed awards are reasonable and intended to continue to align the economic interest of the directors with other stockholders, consistent with prevailing compensation practices in the competitive marketplace for similarly-situated financial institutions.

Employee Grants

Any future grants to employees and directors under the 2025 Equity Incentive Plan will be determined at the discretion of the Compensation Committee which may meet promptly after the approval of the plan. As of this time, the Compensation Committee has made no determination with respect to future grants to directors of the Company or to any named executive officer.

Required Vote and Recommendation of the Board of Directors

In order to approve the 2025 Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the annual meeting.

The Board of Directors recommends a vote “FOR” the approval of the 2025 Equity Incentive Plan.

PROPOSAL 3 — RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Bonadio & Co., LLP to be the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2025, subject to ratification by stockholders. A representative of Bonadio & Co., LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of the independent registered public accounting firm is not approved by a majority of the votes cast at the annual meeting, the Audit Committee will consider other independent registered public accounting firms. In addition, if the ratification of the independent registered public accounting firm is approved by stockholders at the annual meeting, the Audit Committee may also consider other independent registered public accounting firms in the future if it determines that such consideration is in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Bonadio & Co., LLP as the Company’s independent registered public accounting firm.

Audit and Non-Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended September 30, 2024 and 2023 for services provided by Bonadio & Co., LLP.

	2024	2023
Audit Fees (1)	$102,253	$71,079
Audit-Related Fees (2)	—	89,004
Tax Fees (3)	20,025	59,300
All Other Fees	—	—

(1)	Includes fees billed for professional services rendered for the audit of the Company’s annual consolidated financial statements, review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by Bonadio & Co., LLP in connection with statutory and regulatory filings and engagements.
(2)	Includes fees billed for non-audit professional services rendered, including research, correspondence, meetings and assistance relating to the Bank’s acquisition of Citizens Bank of Cape Vincent, second-step conversion and the Company’s related public stock offering and review of the associated stock offering materials and prospectus filed with the SEC.
(3)	Includes fees billed for professional services rendered for tax compliance.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chair when necessary, with subsequent reporting to the Audit Committee. The independent registered public accountants and management are required to report to the Audit Committee quarterly regarding the extent of services provided by the independent registered public accountants in accordance with this pre-approval policy, and the fees for the services performed to date.

During the year ended September 30, 2024, all services were approved, in advance, by the Audit Committee in compliance with these procedures.

Audit Committee Report

The Company’s management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal control over financial reporting on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm all communications required by generally accepted accounting standards.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the independent registered public accounting firm the accounting firm’s independence from the Company and its management. In concluding that the accounting firm is independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with their independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting process.

In performing all these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board or that the Company’s independent registered public accounting firm is in fact “independent.”

Audit Committee of the Board of Directors of

Gouverneur Bancorp, Inc.

Amy M. Rapholz (Chair)

Clara P. Cummings

John N. Mason

EXECUTIVE COMPENSATION

Summary Compensation Table

The following information is furnished for all individuals serving as the principal executive officer of the Company, and the only other executive officers (other than the principal executive officers) whose total compensation exceeded $100,000, for the year ended September 30, 2024. These individuals, together with the principal executive officers, are the Company’s “named executive officers.”

				Nonqualified
				Deferred
				Compensation		All Other
Name and Principal Position	Year	Salary(1)	Bonus	Earnings		Compensation (2)	Total
Robert W. Barlow (3)	2024	$122,488	$—	$—		$—	$122,488
President and Chief Executive Officer

Charles C. Van Vleet, Jr. (4)	2024	$206,307	$—	$—		$18,781	$225,088
Former President and Chief Executive Officer	2023	92,869	—	—		2,183	95,052

Taylor Robbins (5)	2024	$124,640	$—	$—		$61,783	$186,423
Former Executive Vice President	2023	134,000	—	—		13,535	147,535

Kimberly A. Adams (6)	2024	$98,105	$15,000	$87,023	(7)	$15,594	$215,722
Former Vice President and Chief Financial Officer	2023	137,000	—	—		10,656	147,656

(1)	For Mr. Barlow and Mr. Van Vleet, salary amounts also include fees received for service on the Company’s and Bank’s Board of Directors during the period in which they also served as President and Chief Executive Officer. For Mr. Robbins, salary amount also includes associate director fees received during fiscal 2024.
(2)	Details of the amounts reported in “All Other Compensation” for fiscal 2024 are provided in the table below. All perquisites, which, in the aggregate, were less than $10,000 for each individual were excluded from “All Other Compensation.”

			Payout for
	401 (k) Plan	ESOP	Unused
	Matching	Employer	Personal and	Severance
	Contributions	Contributions	Vacation Leave	Payments	Total
Robert W. Barlow	$—	$—	$—	$—	$—
Charles C. Van Vleet	15,669	3,112	—	—	18,781
Taylor Robbins	13,833	3,359	21,576	23,015	61,783
Kimberly A. Adams	9,856	3,392	2,346	—	15,594

(3)	Effective March 27, 2024, Mr. Barlow was appointed President and Chief Executive Officer of the Company and the Bank.
(4)	Effective March 27, 2024, Mr. Van Vleet retired as President and Chief Executive Officer of the Company and the Bank. Following his retirement, Mr. Van Vleet continued to serve as a non-employee director of the Company and the Bank until he also retired as a director effective December 31, 2024. Mr. Van Vleet was previously appointed to assume the duties of President and Chief Executive Officer of the Company and the Bank on an interim basis effective as of April 14, 2023 while we undertook a search for a permanent replacement for our former President and Chief Executive Officer, who resigned effective as of that same date.
(5)	Effective July 18, 2024, Mr. Robbins resigned as Executive Vice President of the Company and the Bank.
(6)	Effective May 31, 2024, Ms. Adams retired as Vice President and Chief Financial Officer of the Company and the Bank.
(7)	Consists of an annual post-retirement supplemental executive retirement plan payment and a related tax gross up.

Change in Control Agreement

On April 15, 2024, the Bank entered into a Change in Control Agreement (the “Agreement”) with Robert W. Barlow. The Agreement has an initial term of one year. Commencing on April 15, 2025, and continuing each April 15th thereafter, the term of the Agreement will extend for an additional year, unless either the Bank or Mr. Barlow provides written notice of non-renewal to the other party.

Under the Agreement, in the event that Mr. Barlow’s employment is involuntarily terminated without “cause” (as defined in the Agreement), or is voluntarily terminated for “good reason” (as defined in the Agreement), concurrent with, or within twenty-four months after, a change in control of the Company, Mr. Barlow will be entitled to receive (i) his earned but unpaid base salary, and any benefits payable to him under the Bank’s incentive compensation or employee benefit plans or programs, through the termination date, and (ii) a lump sum cash payment equal to (a) his annual base salary (at the greater of his base salary in effect on the change in control date or termination date), and (b) the highest annual cash bonus paid to him during the two-year period prior to the year in which his termination of employment occurs.

The Agreement further provides that if, under the Bank’s annual cash bonus program, Mr. Barlow would forfeit his right to earn an annual cash bonus for the fiscal year in which his termination of employment occurs, the Bank will pay Mr. Barlow a single lump sum pro rata cash payment equal to the product of (i) the annual cash bonus, if any, that he would have earned for such fiscal year (after taking into account the degree of achievement of the applicable performance goals for such fiscal year), and (ii) a fraction, the numerator of which is the number of days he was employed by the Bank during such fiscal year and the denominator of which is the total number of days in such fiscal year.

The Agreement includes a “net after tax benefit” provision if the change in control severance benefits under the Agreement or otherwise would result in “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended. The net after tax benefit approach would reduce Mr. Barlow’s payments and benefits, if necessary, to avoid triggering an excise tax if the reduction would result in a greater after-tax amount paid compared to the payments and benefits Mr. Barlow would receive net of the excise tax if no reduction were made to the payment and benefits.

401(k) Plan

The Gouverneur Savings and Loan Association Employees’ Savings Trust (the “401(k) Plan”) is a tax-qualified defined contribution plan for all employees of the Bank who are 21 years of age or older and completed one year of service with the Bank. Participants may elect to make salary deferrals under the plan, subject to annual limitations imposed by the Internal Revenue Code. For fiscal year 2024, the Bank made safe harbor contributions under the 401(k) Plan on behalf of each eligible participant in an amount equal to 3% of each eligible participant’s base salary. In addition, the Bank offers a discretionary 401(k) match, as determined by the Board. Currently, the Bank will match employee contributions dollar-for-dollar up to 7% of each eligible participant’s base salary, with the match made on a per-pay-period basis.  Participants are permitted to direct the investment of their account balances under the 401(k) Plan among a variety of investment options. Participants may take distributions of their vested account balances following separation from service.

Supplemental Executive Retirement Plan

The Bank maintains a supplemental executive retirement plan to provide for supplemental retirement benefits related to its 401(k) Plan. The plan provides a target benefit equal to 70% of each participant’s average annual compensation during the last three calendar years preceding his or her retirement after completing twenty years of cumulative service, offset by profit sharing and 401(k) Plan contributions. Employees partially vest after completing ten years of cumulative service. Employees may retire with full benefit at age 65 and a minimum of twenty years of service, or retire with a reduced benefit starting at age sixty-two and a minimum of ten years of service. Upon a participant’s entitlement to a benefit under the plan, the participant is paid, at the election of the participant (i) in annual installments for the greater of (a) the lifetime of the participant; or (b) a guaranteed period of 15 years from the date of commencement of benefits under the plan; or (2) in the form of an actuarial equivalent lump sum. During the fiscal year ended September 30, 2024, Ms. Adams participated in the supplemental executive retirement plan.

Employee Stock Ownership Plan

The Bank maintains the Gouverneur Savings and Loan Association Employee Stock Ownership Plan (the “ESOP”) for eligible Bank employees. The ESOP is a tax-qualified defined contribution plan for all employees of the Bank who are 21 years of age or older and have completed one year of service with Gouverneur Savings and Loan Association. Eligible employees can begin participation in the employee stock ownership plan on the entry date (January 1 or July 1) that coincides or immediately follows their satisfaction of the plan’s eligibility requirements.

In connection with the Bank’s second-step conversion offering, the ESOP purchased 57,845 shares of Company common stock with the proceeds of a loan from the Company equal to 100% of the aggregate purchase price of the common stock. The ESOP trustee will be directed to repay the loan principally through the Bank’s contributions to the ESOP and, if applicable, dividends paid on common stock held by the ESOP over a 15-year loan term.

All shares of Company common stock held by the ESOP are held in a loan suspense account. Shares are released from the loan suspense account on a pro rata basis, as the Bank makes contributions to the employee stock ownership plan sufficient to repay principal and interest on the loan. As shares are released from the loan suspense account, they will be allocated among participants on the basis of each participant’s proportional share of the total compensation of all participants. Participants become fully vested in their ESOP benefits after five years of service. Participants also become fully vested in their account balances upon normal retirement, death or disability, a change in control, or the termination of the plan. Participants may generally receive distributions from the plan upon separation from service. Any unvested shares forfeited upon a participant’s termination of employment will be reallocated among the remaining participants, in accordance with the terms of the plan.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth the compensation received by non-employee directors for their service on our Board of Directors during the fiscal year ended September 30, 2024. The table excludes perquisites, which did not exceed $10,000 in the aggregate for any director during fiscal 2024.

	Fees Earned or
Director	Paid in Cash	Total
Clara P. Cummings	$29,800	$29,800
Henry J. Leader	28,300	28,300
John N. Mason	29,650	29,650
David C. McClure	32,350	32,350
Timothy J. Monroe	28,900	28,900
Amy M. Rapholz	31,100	31,100
Chad B. Soper	29,350	29,350
Charles C. Van Vleet, Jr. (1)	28,750	28,750

(1)	Effective March 27, 2024, Mr. Van Vleet retired as President and Chief Executive Officer of the Company and the Bank. Following his retirement, Mr. Van Vleet continued to serve as a non-employee director of the Company and the Bank until he also retired as a director effective December 31, 2024. The table above reflects fees paid to Mr. Van Vleet during the time in which he served as a non-employee director during the fiscal year ended September 30, 2024. Director fees paid to Mr. Van Vleet during the time in which he served as President and Chief Executive Officer during fiscal 2024 are included under the “Salary” column in the Summary Compensation Table above.

Director Board Fees

Our directors receive an annual retainer of $9,000, plus (i) $750 for each regular monthly meeting of the Board of Directors of the Bank that they attend and (ii) $150 for each committee and quarterly ALCO meeting of the Board of Directors of the Bank that they attend. Non-employee directors may elect to defer their Board compensation under the Gouverneur Savings and Loan Association Voluntary Deferred Compensation Plan. Directors of the Company receive an annual retainer of $4,800, plus (i) $400 for each regular monthly meeting of the Board of Directors of the Company that they attend and (ii) $150 for each annual meeting of the Board of Directors meeting that they attend.

Deferred Compensation Plan for Directors

The Gouverneur Savings and Loan Association Voluntary Deferred Compensation Plan provides directors with the opportunity to defer all or part of their annual compensation for service on our Board of Directors. Currently, Mr. McClure and Mrs. Cummings are the only directors deferring Board fees through this plan. Under the plan, deferred Board fees are held in an individual account for each plan participant and invested in a variety of mutual funds offered by RBC Wealth Management. Amounts deferred under this plan are distributed at a time and manner determined by each participant, except for certain specified payment dates upon a participant’s termination as a director or upon reaching a certain age. The plan also provides methods of distribution in the event of the death of a participant or a hardship faced by a participant (e.g. financial difficulty resulting from a sudden illness), as well as upon a change in control of the Bank.

Director Retirement Plan

The Gouverneur Savings and Loan Association Directors’ Retirement Plan provides a target benefit equal to 70% of each director’s average annual Board fees for the last three calendar years preceding his or her retirement. Directors may retire with a full benefit at age seventy and ten years of service, or retire with a reduced benefit starting at age sixty-five with ten years of service. Upon a participant’s entitlement to benefit under this plan, the participant (or his or her designated beneficiary) shall be paid in the form of a single life annuity with 10 annual payments guaranteed. Currently, Messrs. Leader, McClure, Monroe, Soper and Van Vleet and Ms. Rapholz all participate in this plan.

SECURITY OWNERSHIP

The following table provides information as of December 13, 2024 about the persons known to the Company to be the beneficial owners of more than 5% of its outstanding common stock.  A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

	Number of Shares		Percent of Common
Name and Address	Owned		Stock Outstanding (1)
Exploration Capital, LLC	94,899	(2)	8.6%
Stephen L. Gustin
250 East 200 South, Floor 16
Salt Lake City, Utah 84111

Minerva Advisors LLC	78,421	(3)	7.1%
Minerva Group, LP
Minerva GP, LP
Minerva GP, Inc.
David P. Cohen
50 Monument Road, Suite 201
Bala Cynwyd, Pennsylvania 19004

Oppenheimer-Spence Financial Services Partnership, LP	60,823	(4)	5.5%
Oppvest, LLC
Carl K. Oppenheimer
119 West 57th Street, Suite 1515
New York, NY 10019

Gouverneur Savings and Loan Association Employee Stock Ownership Plan	57,845		5.2%
42 Church Street
Gouverneur, New York 13642

(1)	Based on 1,107,134 shares of Company common stock outstanding and entitled to vote as of December 13, 2024.
(2)	Based on a Schedule 13G/A filed with the U.S. Securities and Exchange Commission on November 15, 2024.
(3)	Based on a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 9, 2024.
(4)	Based on a Schedule 13G filed with the U.S. Securities and Exchange Commission on January 24, 2024.

The following table provides information as of December 13, 2024 about the shares of Company common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the current executive officers of the Company, and all directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock (i) over which he or she has directly or indirectly, sole or shared voting or investment power or (ii) which he or she has a right to acquire beneficial ownership of at any time within 60 days from December 13, 2024. Unless otherwise indicated, none of the shares listed are pledged as security and each of the listed individuals has sole voting and investment power with respect to the shares shown. As of December 13, 2024, none of our directors or executive officers beneficially owned more than 1% of the Company’s outstanding shares of common stock and the number of shares beneficially owned by all directors and executive officers as a group totaled 3.1% of our outstanding shares.

Number of Shares
Name	Owned (1)
Directors:
Robert W. Barlow	—
Clara P. Cummings	3,782
Henry J. Leader	9,993
John N. Mason	3,000
David C. McClure	4,565
Timothy J. Monroe	8,334
Amy M. Rapholz	738
Chad B. Soper	3,653

Executive Officers Who Are Not Directors:
James D. Campanaro	231
Sadie M. Hall	231

All Directors and Executive Officers as a Group (10 persons)	34,527

(1)	Includes 131 shares allocated under the Bank’s employee stock ownership plan for each of Mr. Campanaro and Ms. Hall.

OTHER INFORMATION

Policies and Procedures for Approval of Related Person Transactions

The Board has adopted a written policy and set of procedures for the review, approval or ratification of transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest. Under the policy, related persons consist of directors, director nominees, executive officers, persons, or entities known to us to be the beneficial owner of more than five percent of any outstanding class of the voting securities of the Company, or immediate family members or certain affiliated entities of any of the foregoing persons.

Transactions covered by the policy consists of any financial transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which:

●	The aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;
●	The Company is, will, or may be expected to be a participant; and
●	Any related person has or will have a direct or indirect material interest.

The policy excludes certain transactions, including:

●	Any compensation paid to an executive officer of the Company if the Compensation Committee of the Board approved (or recommended that the Board approve) such compensation;
●	Any compensation paid to a director of the Company if the Board or an authorized committee of the Board approved such compensation; and
●	Any transaction with a related person involving consumer and investor financial products and services provided in the ordinary course of the Company’s business and on substantially the same terms as those prevailing at the time for comparable services provided to unrelated third parties or to the Company’s employees on a broad basis (and, in the case of loans, in compliance with the Sarbanes-Oxley Act of 2002).

Related person transactions will be approved or ratified by the Audit Committee. In determining whether to approve or ratify a related person transaction, the Audit Committee will consider all relevant factors, including:

●	Whether the terms of the proposed transaction are at least as favorable to the Company as those that might be achieved with an unaffiliated third party;
●	The size of the transaction and the amount of consideration payable to the related person;
●	The nature of the interest of the related person;
●	Whether the transaction may involve a conflict of interest; and
●	Whether the transaction involves the provision of goods and services to the Company that are available from unaffiliated third parties.

A member of the Audit Committee who has an interest in the transaction will abstain from voting on approval of the transaction, but may, if so requested by the chair of the Audit Committee, participate in some or all of the discussion.

Transactions with Related Persons

Loans and Extensions of Credit.  Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as the Bank, to their executive officers and directors in compliance with federal banking regulations. At September 30, 2024, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. At September 30, 2024, these loans were performing in accordance with their original repayment terms and were in compliance with federal banking regulations.

Other Transactions.  Neither the Company nor the Bank has entered into any other transactions since October 1, 2023 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

Stockholder Proposals and Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company’s next annual meeting no later than September 4, 2025. If next year’s annual meeting is held on a date more than 30 calendar days from February 10, 2026, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company’s Bylaws provide that a person may not be nominated for election as a director of the Company unless that person is nominated by or at the direction of the Company’s Board of Directors or by a stockholder who has given appropriate notice to the Company before the meeting. Similarly, a stockholder may not bring business before an annual meeting unless the stockholder has given the Company appropriate notice of their intention to bring that business before the meeting. The Company’s secretary must receive notice of the nomination or proposal not less than 90 days before the annual meeting; provided, however, that if less than 100 days’ notice of prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder who desires to raise new business must provide certain information to the Company concerning the nature of the new business, the stockholder, the stockholder’s ownership in the Company and the stockholder’s interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a director must provide the Company with certain information concerning the nominee and the proposing stockholder. A copy of the Company’s Bylaws may be obtained from the Company.

Additionally, to comply with the universal proxy rules for our fiscal 2025 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than December 12, 2025.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Stockholders who wish to communicate with the Board of Directors or an individual director should send their communications to the care of Henry J. Leader, Corporate Secretary, Gouverneur Bancorp, Inc., 42 Church Street, Gouverneur, New York 13642. Communications regarding financial or accounting policies should be sent to the attention of the Chairperson of the Audit Committee.

Miscellaneous

The Company’s annual report to stockholders for the fiscal year ended September 30, 2024 has been included with this proxy statement. Any stockholder who has not received a copy of the annual report may obtain a copy by writing to the Corporate Secretary of the Company. The annual report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

The Company will pay the cost of this proxy solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. In addition to the solicitation of proxies by mail, Laurel Hill Advisory Group, LLC, a proxy solicitation firm, will assist the Company in soliciting proxies for the annual meeting.  The Company will pay Laurel Hill Advisory Group, LLC a fee of $7,000, plus additional fees for each holder of Company common stock contacted and reimbursement of reasonable out of pocket expenses, for these services. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone but will not receive additional compensation for these activities.

To further reduce costs, if you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Appendix A

GOUVERNEUR BANCORP, INC.

2025 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1 Purpose, Effective Date and Term. The purpose of this Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Gouverneur Bancorp, Inc. (the “Company”), and its Subsidiaries, including Gouverneur Savings and Loan Association (the “Bank”) by providing a means to attract, retain and reward individuals who contribute to that success and to further align their interests with those of the Company’s stockholders through the ownership of shares of Company Stock. The “Effective Date” of the Plan shall be the date on which the Plan satisfies the applicable stockholder approval requirements. The Plan will remain in effect as long as any Awards remain outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.

Section 1.2 Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3 Participation. Each individual who is granted or holds an Award in accordance with the terms of the Plan will be a Participant in the Plan (a “Participant”). The grant of Awards shall be limited to Employees and Directors.

Section 1.4 Definitions. Capitalized terms used in the Plan are defined in Article 8 and elsewhere in the Plan.

ARTICLE 2 - AWARDS

Section 2.1 General. Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and any additional terms, conditions, limitations and restrictions provided by the Committee with respect to the Award and as evidenced in an Award Agreement. Every Award under the Plan shall require a written Award Agreement. The types of Awards that may be granted under the Plan include:

(a)Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO, provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board of Directors, whichever is earlier, or (ii) to a non-employee. Unless otherwise specifically provided by its terms, any Stock Option granted under the Plan to an employee shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify the Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided however, that any modification will be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or for such minimum consideration as may be required by applicable law, subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions.

(c)Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a time-based vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock; provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of Stock multiplied by the number of Restricted Stock Units being settled.

(d)Performance Awards. A Performance Award means an Award under Sections 2.2, 2.3 or 2.4 that vests upon the achievement of one or more specified performance measures.

Section 2.2 Stock Options.

(a)Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that specifies: (i) the number of Stock Options covered by the Stock Option; (ii) the date of grant of the Stock Option and the Exercise Price; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Stock Options may be granted as Performance Awards.

(b)Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to an ISO granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; further, provided, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an employee or director of an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the date of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.

(c)Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any Stock Option with an Exercise Price as of an applicable date that is greater than the Fair Market Value of a share of Stock as of the same date that was granted under the Plan be bought back by the Company without shareholder approval.

(d)Prohibition Against Repricing. Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s shareholders, neither the Committee nor the Board of Directors shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Award’s in-the-money value or in exchange for Stock Options or other Awards), replacement grants, or other means.

(e)Prohibition on Paying Dividends. No dividends shall be paid on Stock Options and no Dividend Equivalent Rights may be granted with respect to Stock Options.

Section 2.3. Restricted Stock Awards.

(a)Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement, that specifies: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the date of grant of the Restricted Stock Award; (iii) the vesting period or conditions to vesting; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe. Restricted Stock Awards may be granted as Performance Awards. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine, including electronically and/or solely on the books and records maintained by the transfer agent. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock (including that the Restricted Stock may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of the Plan and Award Agreement) and/or that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(b)Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

i.Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award shall be immediately distributed to the Participant. If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests.

ii.Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to unvested Restricted Stock Awards and the voting rights may be exercised by the Participant in his or her discretion.

iii.Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in its direction (if the Participant is not a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4Restricted Stock Units.

(a)Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement that specifies: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) the Restriction Period; and (iv) such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company as the Committee may, in its discretion, prescribe.

(b)Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

i.A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose such conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures, restrictions under applicable laws or under the requirements of any Exchange or market upon which shares of Stock may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of the Restricted Stock Units. The Committee may make grants of Restricted Stock Units upon such terms and conditions as it may determine, which may include, but is not limited to, deferring receipt of the underlying shares of Stock provided the deferral complies with Section 409A of the Code and applicable provisions of the Plan.

ii.	Restricted Stock Units may be granted as Performance Awards.

(A)	Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of grant of a Restricted Stock Unit for which a Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(B)	A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

(C)	In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be assigned to Restricted Stock Units.

Section 2.5 Vesting of Awards. The Committee shall specify the vesting schedule or conditions of each Award.  At least ninety-five percent (95%) of all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award and evidenced in the Award Agreement, subject to acceleration of vesting, to the extent authorized by the Committee or set forth in the Award Agreement, upon the Participant’s death, Disability or in connection with an Involuntary Termination at or following a Change in Control as set forth in Article IV.

Section 2.6 Deferred Compensation. Subject to approval by the Committee before an election is made, an Award of Restricted Stock Units may be deferred pursuant to a valid deferral election made by a Participant. If a deferral election is made by a Participant, the Award Agreement shall specify the terms of the deferral and shall constitute the deferral plan pursuant to the requirements of Code Section 409A. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. Unless otherwise provided in a valid election form intended to comply with Code Section 409A, all Awards that are considered Deferred Compensation hereunder shall settle and be paid in no event later than 21⁄2 months following the end of the calendar year with respect to which the Award’s substantial risk of forfeiture lapsed.

Section 2.7 Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the reason(s) for the Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement or as set forth in any employment or severance agreement entered into by and between the Company and/or a Subsidiary and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)Upon the Participant’s Termination of Service for any reason other than due to Disability, death or Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by the Participant at the date of termination and may be exercised only for a period of three (3) months following termination and any Restricted Stock or Restricted Stock Units that have not vested as of the date of Termination of Service shall expire and be forfeited.

(b)In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether or not vested) and all Restricted Stock Awards and Restricted Stock Units that have not vested, shall be forfeited.

(c)Upon Termination of Service on account of Disability or death, all Service-based vesting Stock Options shall be fully exercisable, whether or not then exercisable, and all Service-based vesting Restricted Stock Awards and Restricted Stock Units shall immediately vest as to all shares subject to an outstanding Award at the date of Termination of Service. Upon Termination of Service for reason of Disability or death, any Awards that vest based on the achievement of performance targets shall vest, pro-rata, by multiplying (i) the number of Awards that would be obtained based on achievement at target (or if actual achievement of the performance measures is greater than the target level, at the actual achievement level) as of the date of Disability or death, by (ii) a fraction, the numerator of which is the number of whole or partial months the Participant was in Service during the performance period and the denominator of which is the number of months in the performance period. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability, or the remaining unexpired term of the Stock Option, if less, provided, however, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three (3) months after Termination of Service.

(d)Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of the Stock Option.

(e)Notwithstanding the provisions of this Section 2.7, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards, Restricted Stock Units and Performance Awards is as set forth in Article 4.

ARTICLE 3 – AVAILABLE SHARES AND AWARD LIMITS

Section 3.1 Available Shares. The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a)Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 101,230 shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is 72,307 shares of Stock. The maximum number of shares of Stock that may be issued as Restricted Stock Awards is 28,923 shares of Stock. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)Computation of Shares Available. For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options or Restricted Stock Awards shall be reduced by the number of shares of Stock previously granted, subject to the following: (i) to the extent any shares of Stock covered by an Award (including Restricted Stock Awards) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent: (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price; or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder; or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

Section 3.3 Limitations on Grants to Employees and Directors.

(a)Employee Awards.

i.Stock Options - Employees. The maximum number of shares of Stock, in the aggregate, that may be covered by a Stock Option granted to any one Employee under the Plan shall be 18,077 shares, all of which may be granted during any calendar year. This maximum amount represents approximately twenty-five percent (25%) of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.

ii.Restricted Stock Awards - Employees. The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards granted to any one Employee under the Plan shall be 7,231 shares, all of which may be granted during any calendar year. This maximum amount represents approximately twenty-five percent (25%) of the maximum number of shares of Stock that may be issued as Restricted Stock Awards.

(b)Director Awards.

i.Stock Options – Aggregate Limit. Individual non-employee Directors may be granted Stock Options of up to 3,615 shares, in the aggregate, all of which may be granted during any calendar year and, in addition, all non-employee Directors, in the aggregate, may be granted up to 21,692 shares all of which may be granted during any calendar year. These maximum amounts represent approximately five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.

ii.Restricted Stock Awards – Aggregate Limit. Individual non-employee Directors may be granted Restricted Stock Awards of up to 1,446 shares, in the aggregate, all of which may be granted during any calendar year and, in addition, all non-employee Directors, in the aggregate, may be granted up to 8,677 shares all of which may be granted during any calendar year. These maximum amounts represent approximately five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Restricted Stock Awards under Section 3.2.

iii.Initial Grants to Non-Employee Directors. Each non-employee Director who is in the Service of the Company and/or a Subsidiary on the Effective Date (the date of the 2025 Company annual stockholder meeting at which stockholders approve the Plan (“2025 Annual Meeting”) shall automatically be granted an Award of Stock Options and Restricted Stock as follows:

(A)	Stock Options – Non-Employee Directors. Each non-employee Director who is in the Service of the Company and/or Subsidiary immediately following the 2025 Annual Meeting shall receive a grant of 2,712 Stock Options. These grants will vest at the rate of 20% per year, subject to acceleration in the event of death, Disability or an Involuntary Termination at or following a Change in Control.

(B)	Restricted Stock Awards – Non-Employee Directors. Each non-employee Director who is in the Service of the Company and/or Subsidiary immediately following the 2025 Annual Meeting shall receive a grant of shares of Restricted Stock as follows: (i) 1,239 shares for Clara P. Cummings, John N. Mason and Amy M. Rapholz and (ii) 1,240 shares for Henry J. Leader, David C. McClure, Timothy J. Monroe and Chad B. Soper. These grants will vest at the rate of 20% per year, subject to acceleration in the event of death, Disability or an Involuntary Termination at or following a Change in Control.

(c)The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4 Corporate Transactions.

(a)General. If the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Stock Options, Restricted Stock and Restricted Stock Unit Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Committee, so that the proportionate interest of the grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Stock Options shall not change the aggregate purchase price payable with respect to shares that are subject to the unexercised portion of the Stock Option outstanding but shall include a corresponding proportionate adjustment in the purchase price per share. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.

(b)Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise set forth in the agreement relating to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which are outstanding immediately prior to such merger, consolidation or other business combination shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger. The Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash (or acquirer stock) payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled; provided, further, that in the event the Exercise Price of outstanding Stock Options exceed the value to be exchanged for an outstanding share of Stock (an “Underwater Stock Option”) in such merger, consolidation or other business reorganization, the Committee may, in its discretion, cancel and terminate such Underwater Stock Options without the consent of the holder of the Stock Option and without any payment to such holder.

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be made on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares and cancellation of Stock Options in exchange for a cash or stock payment of the in-the-money value) and except as otherwise provided in the Plan and unless the Committee determines otherwise:

(a)Upon an Involuntary Termination at or following a Change in Control, all Service-based Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following an Involuntary Termination following a Change in Control, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following a termination of employment.

(b)Upon an Involuntary Termination at or following a Change in Control, all Service-based Awards of Restricted Stock Awards and Restricted Stock Units, shall be fully earned and vested immediately.

(c)Upon an Involuntary Termination at or following a Change in Control, all Performance Awards shall vest at the greater of the target level of performance or actual annualized performance measured as of the most recent completed fiscal quarter.

(d)Notwithstanding anything in the Plan to the contrary, in the event of a Change in Control in which the Company is not the surviving entity, any Awards granted under the Plan which are outstanding immediately prior to such Change in Control shall become fully vested in the event the successor entity does not assume the Awards granted under the Plan and Performance Awards shall vest at the rate specified in Section 4.1(c) of the Plan.

Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)Acquisition of Significant Share Ownership: A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s Voting Securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c)Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or

(d)Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

ARTICLE 5- ADMINISTRATION OF THE PLAN

Section 5.1 Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board of Directors shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short- swing profit rules of Section 16 of the Exchange Act. The Board of Directors (or if necessary to maintain compliance with the applicable listing standards, those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, or has listed or seeks to list its securities, may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards, to cancel or suspend Awards (subject to the restrictions imposed by Article 6) and to reduce, eliminate or accelerate any restrictions applicable to an Award at any time after the grant of the Award, or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A. Notwithstanding the foregoing, the Committee will not have the authority or discretion to accelerate the vesting requirements applicable to an Award to avoid the one-year minimum vesting requirement pursuant to Section 2.5 except in the event of a Change in Control as provided under Section 4.1 of the Plan and in the event of termination due to death or Disability.

(b)The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)The Committee will have the authority to define terms not otherwise defined herein.

(d)In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the certificate of incorporation and bylaws of the Company and applicable state corporate law.

(e)The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option during a blackout period (or similar restricted period) (a “Blackout Period”) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option by a period of time equal to the Blackout Period, provided that the extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including (a) delegating to a committee of one or more members of the Board of Directors who are not “Disinterested Board Members,” the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (b) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities Exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with data and information it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee any evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Committee Action. The Committee shall hold meetings, and may make administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee, including interpretations of provisions of the Plan, shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 – AMENDMENT AND TERMINATION

Section 6.1 General. The Board of Directors may, as permitted by law, at any time, amend or terminate the Plan, and the Board of Directors or the Committee may, at any time, amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan before the date the amendment is adopted by the Board of Directors or made by the Committee; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2 Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 – GENERAL TERMS

Section 7.1 No Implied Rights.

(a)No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right, evidenced by an Award Agreement, to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)No Rights as a Stockholder. Except as otherwise provided in the Plan or in an Award Agreement, no Award shall confer upon the holder thereof any rights as a stockholder of the Company before the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise so provided by the Committee, Stock Options under the Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if the Participant is considered the sole beneficial owner of the Stock Options while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2, the Stock Option shall not qualify as an ISO as of the day of the transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of Immediate Family Members or to charitable organizations, and; provided, further, that the transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable, except in the event of death, before the time that the Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, before the time that the Restricted Stock Unit Award vests in the Participant and property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

Section 7.3 Designation of Beneficiaries. A Participant may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time-to-time revoke or amend the designation. Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any the beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and such members thereof shall not be under any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval (and any subsequent approval by the stockholders of the Company) shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt other incentive arrangements as may be deemed desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units and/or Stock Options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5 Award Agreement. Each Award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may, but need not require, that the Participant sign a copy of the Award Agreement. In the absence of a specific provision in the Award Agreement, the terms of the Plan shall control. In the event of a conflict between the terms of an Award Agreement and the Plan, the terms of the Plan will control.

Section 7.6 Form and Time of Elections; Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service or as otherwise required by the Committee. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other written information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding.

(a)Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.

(b)Payment in Stock. The Committee may require or permit the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants.

Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution or unanimous written consent of its board of directors, or by action of one or more members of the board of directors (including a committee of the board of directors) who are duly authorized to act for the board or directors, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or Subsidiary.

Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11 Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board of Directors, or an officer or Employee of the Company or a Subsidiary to whom authority was delegated in accordance with Section 5.3, shall be indemnified and held harmless by the Company (i) against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan; and (ii) against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.

Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award Agreement. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether the fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New York shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any Award, each Participant, and any other person claiming any rights under the Plan, agrees to submit himself or herself, and any legal action brought with respect to the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or an Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Notices, demands, claims and other communications shall be deemed given: (i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery; (ii) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or (iii) in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

Section 7.16 Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. These events include, but are not limited to, termination of employment for Cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.17 Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.18. Awards Subject to Company Clawback Policies and Restrictions.

(a)Clawback Policies. Awards granted hereunder are subject to any clawback policy that may be adopted by the Company from time to time, whether pursuant to the provisions of Section 954 of the Dodd-Frank Act, implementing regulations thereunder, or otherwise. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, and the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 apply as a result, any Participant who was an executive officer of the Company at the time of grant or at the time of restatement shall be subject to “clawback” as if such person was subject to Section 304 of the Sarbanes-Oxley Act of 2002.

(b)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(c)Hedging/Pledging Policy Restrictions. Awards under the Plan shall be subject to the Company’s policies relating to hedging and pledging as such may be in effect from time to time.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

“10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

“Award” means any Stock Option, Restricted Stock Award, Restricted Stock Unit or Performance Award or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

“Award Agreement” means the document (in whatever medium prescribed by the Committee and whether or not a signature is required or provided by a Participant) that evidences the terms and conditions of an Award. A copy of the Award Agreement will be provided (or made available electronically) to each Participant.

“Board of Directors” means the Board of Directors of the Company.

“Cause” means, if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have the meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of (i) Participant’s conviction (including conviction on a nolo contendere plea) of a felony or of any lesser criminal offense involving moral turpitude, fraud or dishonesty; (ii) the willful commission by Participant of a criminal or other act that, in the reasonable judgment of the Board will likely cause substantial economic damage to the Company or the Bank or substantial injury to the business reputation of the Company or Bank; (iii) the commission by Participant of an act of fraud in the performance of his duties on behalf of the Company or Bank; (iv) Participant’s material violation of the Bank’s Code of Ethics; (iv) the continuing willful failure of Participant to perform his employment duties to the Company or Bank after thirty (30) days’ written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to Participant by the Board; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of Participant’s employment by the Company or the Bank.

“Change in Control” has the meaning ascribed to it in Section 4.2.

“Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Director” means a member of the Board of Directors or of a board of directors of a Subsidiary.

“Disability” If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a Disability has been incurred.

“Disinterested Board Member” means a member of the Board of Directors who: (a) is not a current Employee of the Company or a Subsidiary, (b) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, for services rendered as a consultant or in any capacity other than as a Director, except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto, and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of a “Non-Employee Directors” under Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

“Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or Stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement.  Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Dividend Equivalent Rights, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments\or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies.

“Employee” means any person employed by the Company or a Subsidiary, including Directors who are employed by the Company or a Subsidiary.

“Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules, regulations and guidance promulgated thereunder, as modified from time to time.

“Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

“Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, national market system or automated quotation system, the closing sales price on that Exchange or over such system on that date or, in the absence of reported sales on that date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a an Exchange, national market system or automated quotation system, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

“Good Reason” A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)	a material reduction in Participant’s base salary or base compensation;

(ii)	a material diminution in Participant’s authority, duties or responsibilities without the written consent of Participant;

(iii)	a change in the geographic location at which Participant must perform his duties that is more than thirty (30) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv)	in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

Notwithstanding the foregoing, in the event an Award is subject to Code Section 409A, then “Good Reason” shall be defined in accordance with Code Section 409A, including the requirement that a Participant gives 60 days’ notice to the Company or the Subsidiary for whom the Participant is employed of the Good Reason condition and the Company or Subsidiary, as applicable, shall have 30 days to cure the Good Reason condition. Any distribution of an Award subject to Code Section 409A shall be subject to the distribution timing rules of Code Section 409A, including any delay in the distribution of such Award, which rules shall be set forth in the Award Agreement.

“Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

“Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary, other than a termination for Cause, or termination of employment by an Employee Participant for Good Reason.

“Incentive Stock Option” or “ISO” has the meaning ascribed to it in Section 2.1(a).

“Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

“Performance Award” means an Award that vests in whole or in part upon the achievement of one or more specified performance measures, as determined by the Committee. Regardless of whether an Award is subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of a Performance Award (including without limitation any applicable performance measures) need not be the same with respect to each recipient. A Performance Award shall vest, or as to Restricted Stock Units be settled, after the Committee has determined that the performance goals have been satisfied.  Performance measures can include, but are not limited to: book value or tangible book value per share; basic earnings per share (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); basic cash earnings per share; diluted earnings per share; return on equity; net income or net income before taxes; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; financial return ratios; adjusted earnings, capital; increase in revenue; total shareholder return; net operating income, operating income; net interest margin or net interest rate spread; stock price; assets, growth in assets, loans or deposits, asset quality level, charge offs, loan reserves, non-performing assets, loans, deposits, growth of loans, loan production volume, non-performing loans, deposits or assets; regulatory compliance or safety and soundness; achievement of balance sheet or income statement objectives and strategic business objectives, or any combination of these or other measures. Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year.

In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; dividends declared on the Company’s stock; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction. Subject to the preceding sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

“Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

“Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

“Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended and the rules, regulations and guidance promulgated thereunder and modified from time to time.

“Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of (i) any approved leave of absence for military service or sickness, or for any other purpose approved by the Company or a Subsidiary, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, (ii) transfers among the Company, any Subsidiary, or any successor entities, in any capacity of Employee or Director, or (iii) any change in status as long as the individual remains in the service of the Company or a Subsidiary in any capacity as Employee or Director (except as otherwise provided in the Award Agreement).

“Stock” means the common stock of the Company, $0.01 par value per share.

“Stock Option” has the meaning ascribed to it in Sections 2.1(a) and Section 2.2.

“Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

“Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director), regardless of the reason for such cessation, subject to the following:

(i)	The Participant’s cessation of Service as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)	The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services provided the leave of absence does not exceed six (6) months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six (6) months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following the six (6) month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)	If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of the transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity by which the Participant is employed or to whom the Participant is providing Services.

(iv)	Except to the extent Code Section 409A may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. If any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the employer and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service

(whether as an employee or as an independent contractor) or the level of further Services performed will be less than fifty percent (50%) of the average level of bona fide Services in the thirty-six (36) months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, the payment or a portion of the payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v)	With respect to a Participant who is a Director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V60486-P20812 For Against Abstain ! ! ! GOUVERNEUR BANCORP, INC. 42 CHURCH STREET GOUVERNEUR, NY 13642-0297 GOUVERNEUR BANCORP, INC. 1. ELECTION OF DIRECTORS THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL NOMINEES, "FOR" THE APPROVAL OF THE GOUVERNEUR BANCORP, INC. 2025 EQUITY INCENTIVE PLAN, AND "FOR" THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS. 1a. Robert W. Barlow 1b. David C. McClure 1c. Amy M. Rapholz Three-Year Terms: 3. The ratification of the appointment of The Bonadio Group, CPAs, as independent public accountants for the fiscal year ending September 30, 2025. 2. The approval of the Gouverneur Bancorp, Inc. 2025 Equity Incentive Plan. For Withhold ! ! ! ! Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. ! ! ! ! ! VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V60487-P20812 REVOCABLE PROXY GOUVERNEUR BANCORP, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints the Board of Directors of Gouverneur Bancorp, Inc., or their successors in office, Proxies, each with full power of substitution, to represent and vote all stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Gouverneur Bancorp, Inc., to be held on February 10, 2025 beginning at 10:00 a.m. at the Boardroom of Gouverneur Savings and Loan Association, 20 John Street, Gouverneur, New York, or at any adjournments thereof, as indicated on this proxy card. THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES, "FOR" THE APPROVAL OF THE GOUVERNEUR BANCORP, INC. 2025 EQUITY INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE INDEPENDENT ACCOUNTANTS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR JUDGMENT AND DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED. PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.